UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2015

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

On November 19, 2015, OmniComm Systems, Inc. (the “Company”) issued 7,660,000 shares of common stock to Cornelis F. Wit, the Chief Executive Officer and Director of the Company (“Mr. Wit”), upon conversion of an aggregate principal amount of $1,915,000 convertible debentures at a conversion price of $.25 per share.

On November 19, 2015, the Company issued 29,363,517 shares of common stock to Mr. Wit in exchange for the (1) satisfaction in full of an aggregate principal amount of $7,339,000 promissory notes and a convertible debenture, and (2) cancellation and termination of warrants exercisable into an aggregate amount of 29,363,517 shares of the Company’s common stock at an exercise price of $.25 per share.

The issuances of the securities were deemed to be exempt from registration under the Securities Act of 1933, as amended (“Securities Act”) in reliance upon Section 4(a)(2) of the Securities Act, as transactions not involving any public offering, where the recipient of the securities was an accredited investor within the meaning of Rule 501 of Regulation D of the Securities Act who was acquiring the applicable securities for investment and not distribution and had represented that he could bear the risks of the investment. The recipient of securities in these transactions had adequate access, through employment to information about the Company. No underwriters were involved in the foregoing issuances of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: November 20, 2015	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Accounting and Financial Officer